SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2004

WITNESS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29335	23-2518693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Colonial Center Parkway Roswell, GA 30076
(Address of principal executive offices)

(770) 754-1900
(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE

On January 27, 2004, David B. Gould, Chief Executive Officer and Chairman of Witness Systems, Inc. (the “Company”) entered into a sales plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, under which he may sell shares of the Company’s Common Stock.  Under Rule 10b5-1, corporate insiders may adopt a prearranged plan or contract for the sale of Company securities under specified conditions.

Under his sales plan, Mr. Gould has authorized Goldman, Sachs & Co. to sell on his behalf up to a total of 240,000 shares of the Company’s Common Stock subject to a minimum price.  No sales will be made before February 12, 2004 or after March 11, 2005.  Under this plan, Goldman, Sachs & Co. may sell between 4,280 and 5,000 shares of stock each week as outlined in his sales plan when the market price exceeds the minimum price specified in the plan.  The sales plan will expire on March 11, 2005, unless earlier terminated in accordance with its terms.

Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company, nor to report modifications, terminations, transactions or other activities under such plans.

Information in this Current Report on Form 8-K is furnished pursuant to Item 9 and such information shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 17, 2004	WITNESS SYSTEMS, INC.

	BY:	/s/ Loren Wimpfheimer
LOREN WIMPFHEIMER

SENIOR VICE PRESIDENT AND GENERAL COUNSEL